EXHIBIT 99.2

Endocare, Inc. and Subsidiary
Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2001

			Pro Forma
	Endocare	Timm Medical	Adjustments		Combined

Revenues	$15,721,089	$14,768,143			$30,489,232
Costs and expenses:
Cost of revenues	5,423,240	6,085,740			11,508,980
Research and development	3,538,499	1,384,150			4,922,649
Selling, general and administrative	13,171,112	8,638,488	$(420,328	)(a)	21,433,365
			44,093	(c)
Total costs and expenses	22,132,851	16,108,378	(376,235)		37,864,994
Loss from operations	(6,411,762)	(1,340,235)	376,235		(7,375,762)
Interest income	883,360	—			883,360
Interest expense	(394,944)	(207,631)			(602,575)
Net loss	(5,923,346)	(1,547,866)	376,235		(7,094,977)
Loss per share basic and diluted	$(.35)				$(.39)
Number of shares used in per share computations, basic and diluted	16,741,000		1,620,530	(b)	18,361,530

Endocare, Inc. and Subsidiary
Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations
For the Three Months Ended March 31, 2002

			Pro Forma
	Endocare	Timm Medical	Adjustments		Combined

Revenues	$5,984,489	$3,387,227			$9,371,716
Costs and expenses:
Cost of revenues	2,106,271	1,325,872			3,432,143
Research and development	878,880	166,818			1,045,698
Selling, general and administrative	3,306,965	2,035,339	$(45,008	)(e)	5,303,665
			6,369	(c)
Total costs and expenses	6,292,116	3,528,029	(38,639)		9,781,506
Loss from operations	(307,627)	(140,802)	38,639		(409,790)
Interest income	307,806	—			307,806
Interest expense	—	(4,515)			(4,515)
Net earnings (loss)	179	(145,317)	38,639		(106,499)
Earnings (loss) per share basic and diluted	$—				$—
Number of shares used in per share computations, basic and diluted
Basic	22,163,198		1,620,530	(b)	23,783,728
Diluted	23,032,028

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
FINANCIAL INFORMATION

1. BASIS OF PRESENTATION

     The accompanying unaudited pro forma condensed combined consolidated financial information is based upon the historical financial statements of Endocare, Inc. (the Company) and Timm Medical Technologies, Inc. (Timm Medical) and has been prepared to illustrate the effects of the acquisition of Timm Medical which was completed on March 25, 2002.

     The unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2001 and the three months ended March 31, 2002 give effect to the transaction described above as if the transaction had been completed at the beginning of the fiscal periods indicated and were prepared based upon the separately audited statements of operations of the Company and Timm Medical for the twelve month period ended December 31, 2001, and the unaudited statements of operations of the Company and Timm Medical for the three month period ended March 31, 2002.

     The unaudited pro forma condensed combined consolidated financial information is provided for comparative purposes only and is not indicative of the results of operations of the combined companies that would have occurred had the acquisition of Timm Medical occurred at the beginning of the period presented, nor is it indicative of future operating results. The unaudited pro forma adjustments are based upon currently available information and upon certain assumptions that management of the Company believes are reasonable under the circumstances. The unaudited pro forma combined condensed consolidated financial information and the related notes thereto should be read in conjunction with each company’s audited financial statements and the related notes, included in the Company’s fiscal 2001 Form 10-K and the financial statements of Timm Medical which are provided in Exhibit 99.1, hereto. The Timm Medical financial information has been prepared in accordance with accounting principles generally accepted in the United States of America and includes all adjustments, consisting of normal recurring accruals considered necessary for a fair presentation.

2. PRO FORMA ASSUMPTIONS

     On March 25, 2002, the Company completed the merger with Timm Medical under which Timm Medical became a wholly-owned subsidiary of the Company. The definitive merger agreement was executed on February 21, 2002, which represents the date when the Company effectively took control of Timm Medical. In connection with the merger, all outstanding shares of capital stock of Timm Medical were exchanged for an aggregate of 1,620,530 shares of the Company’s common stock and approximately $10.8 million in cash. This transaction was accounted for under the purchase method of accounting. The Company recorded goodwill of approximately $31.8 million as a result of the acquisition. Based on the results of an independent third-party appraisal of intangible assets, the Company recorded $2.5 million in an intangible asset representing a trade name. The name is being amortized on a straight-line basis over a useful life of 15 years. The Company incurred costs and expenses in connection with the acquisition, including legal, accounting and other various expenses. Eligible costs were included as part of the purchase price. The current allocation of the purchase price for the acquisition and other purchase accounting adjustments appear below. The allocation appearing below is preliminary and is subject to revision.

Purchase price — Note 3. (b)		$35,956,305
Fair value of net assets acquired:
Fair value of tangible assets	$5,425,820
Fair value of intangible assets	2,500,000
Liabilities assumed	(2,638,621)
Acquisition related costs, added to purchase price — Note 3. (d)	(1,157,947)
Fair value of net assets acquired		4,129,252
Goodwill		$31,827,053

3. PRO FORMA ADJUSTMENTS

     The pro forma information reflects the following adjustments:

(a)	To reflect purchase accounting effects on depreciation and amortization.

	Annual amortization of purchased intangibles, over 15 year useful life			$166,667

	Annual amortization of pre-existing intangible assets			(446,995)

	Annual depreciation of Timm Medical fixed assets, written off in acquisition. These assets had a net book value of approximately $350,000 at the time of the acquisition, and were being amortized on a straight line basis over their remaining useful life of approximately 2.5 years			(140,000)

	Net adjustment to depreciation and amortization			$(420,328)

(b)	To reflect total purchase price and its components.

	Cash payment			$10,770,028
	Issuance of 1,620,530 common shares with fair market value, at the time of the acquisition, of $14.69 per share:
	Additional paid-in capital	$23,803,965
	Par value, $0.001 per share	1,621

			$23,805,586

	Issuance of 168,172 options to purchase common stock, at an exercise price of $7.25 per share, issued to Timm Medical option holders:
	Unvested portion — Note (c)	176,373
	Vested portion	1,204,318
			1,380,691
				25,186,277

	Total purchase price			$35,956,305

(c)	To record expense of unearned compensation, for market value of unvested options issued to employees of Timm Medical pursuant to the acquisition. The value ascribed to unvested portion of options ($176,373) is being amortized, on a straight-line basis, over the remaining vesting period of the underlying options. The underlying options have a remaining vesting period of approximately four years, resulting in an annual expense of $44,093 (for the twelve month pro forma period ended December 31, 2001) and $6,369 (for the period January 1, 2002 to February 21, 2002, for which the expense has not been recorded).

(d)	To record acquisition related costs.

	Professional fees incurred in completion of acquisition			$625,705
	Severance obligations related to acquisition			532,242

	Total acquisition related costs			$1,157,947

(e)	To reflect purchase accounting effects on depreciation and amortization (net of purchase accounting effects already reflected in unadjusted pro forma results).

	Quarterly amortization of purchased intangibles, over 15 year useful life, from January 1, 2002 to February 21, 2002	$24,074
	Amortization of pre-existing intangible assets, to February 21, 2002	(48,882)

	Depreciation of Timm Medical fixed assets (to February 21, 2002), written off in acquisition. These assets had a net book value of approximately $350,000 at the time of the acquisition, and were being amortized on a straight line basis over their remaining useful life of approximately 2.5 years	(20,200)

	Net adjustment to depreciation and amortization	$(45,008)

4. PRO FORMA EARNINGS PER SHARE

     Basic and diluted earnings per share for the twelve month period ended December 31, 2001 and the three month period ended March 31, 2002 were calculated by dividing pro forma net income (loss) by the shares used to calculate earnings per share in the related period plus the effect of the shares, which were exchanged in connection with the acquisition of Timm Medical. Diluted shares were not included in the combined condensed consolidated calculations as the result would have been anti-dilutive.